Exhibit 99.1

MidCap Financial Investment Corporation

Reports Financial Results for the Quarter Ended June 30, 2023

Results for the Quarter Ended June 30, 2023 and Other Recent Highlights:

•	Net investment income per share for the quarter was $0.44, compared to $0.45 for the quarter ended March 31, 2023

•	Net asset value per share as of the end of the quarter was $15.20, compared to $15.18 as of March 31, 2023, an increase of $0.02 per share primarily due to net investment income above the dividend

•	New investment commitments made during the quarter totaled $79 million(1)

•	Gross fundings for corporate lending(2), excluding revolver fundings, totaled $73 million and net fundings for corporate lending, including revolvers, totaled $29 million for the quarter

•	Net leverage(3) was 1.45x as of June 30, 2023

•	Repurchased 198,084 shares of common stock at a weighted average price per share of $11.60, inclusive of commissions, for an aggregate cost of $2.3 million during the quarter

•	Amended and extended the Company’s senior secured, multi-currency, revolving credit facility (the “Facility”) in April 2023; Maturity date was extended by over two years(4)

•	Kroll Bond Rating Agency (KBRA) affirmed the Company’s BBB- issuer and senior unsecured debt ratings in June

•	Declared a dividend of $0.38 per share for the quarter ending June 30, 2023(5)

New York, NY — August 2, 2023 — MidCap Financial Investment Corporation (NASDAQ: MFIC) or the “Company,” today announced financial results for its quarter ended June 30, 2023. The Company’s net investment income was $0.44 per share for the quarter ended June 30, 2023, compared to $0.45 per share for the quarter ended March 31, 2023. The Company’s net asset value (“NAV”) was $15.20 per share as of June 30, 2023, compared to $15.18 as of March 31, 2023.

On August 2, 2023, the Board of Directors declared a dividend of $0.38 per share payable on September 28, 2023 to shareholders of record as of September 12, 2023.

Mr. Tanner Powell, the Company’s Chief Executive Officer commented, “We are very pleased with our performance for the June quarter which includes strong net investment income, an increase in net asset value per share, and stable credit quality. Net investment income per share exceeded the quarterly distribution by approximately 16%. We are particularly pleased with these results when considering the relatively muted transaction environment which resulted in below normal prepayment income.” Mr. Powell continued, “These results demonstrate the value of our first lien senior secured investment strategy which continues to perform well, even in a more challenging operating environment.”

(1)	Commitments made for the corporate lending portfolio.
(2)	Gross fundings for corporate lending include $0.1 million of equity.
(3)

The Company’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

(4)

Lender commitments under the Facility will remain $1.705 billion until December 22, 2024 and will decrease to $1.550 billion thereafter. The final maturity date was extended by over two years from December 22, 2025 to April 19, 2028. The primary benchmark applicable to U.S. dollars was changed from LIBOR to SOFR and the spread under the facility was changed from 2% to an all-in spread of 1.975%, depending on the Gross Borrowing Base at the time. The covenants and representations and warranties the Company is required to comply with were also modified, but the remaining terms and conditions of the Facility remain substantially the same.

(5)	The dividend is payable on September 28, 2023 to stockholders of record on September 12, 2023.

FINANCIAL HIGHLIGHTS

($ in billions, except per share data)	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Total assets	$2.50	$2.49	$2.53	$2.57	$2.64
Investment portfolio (fair value)	$2.41	$2.39	$2.40	$2.46	$2.55
Debt outstanding	$1.48	$1.47	$1.48	$1.50	$1.60
Net assets	$0.99	$0.99	$0.99	$1.01	$0.99
Net asset value per share	$15.20	$15.18	$15.10	$15.45	$15.52

Debt-to-equity ratio	1.49 x	1.48 x	1.50 x	1.49 x	1.62 x
Net leverage ratio (1)	1.45 x	1.41 x	1.41 x	1.42 x	1.58 x

(1)

The Company’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

PORTFOLIO AND INVESTMENT ACTIVITY

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)*	2023	2022	2023	2022
Investments made in portfolio companies	$101.6	$227.4	$252.7	$447.5
Investments sold	—	—	—	(9.7)

Net activity before repaid investments	101.6	227.4	252.7	437.8
Investments repaid	(79.2)	(184.0)	(250.8)	(448.6)

Net investment activity	$22.4	$43.4	$1.9	$(10.8)

Portfolio companies, at beginning of period	141	139	135	139
Number of investments in new portfolio companies	12	7	20	13
Number of exited companies	(3)	(6)	(5)	(12)

Portfolio companies at end of period	150	140	150	140

Number of investments in existing portfolio companies	40	53	61	72

*	Totals may not foot due to rounding.

OPERATING RESULTS

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)*	2023	2022	2023	2022
Net investment income	$28.9	$23.5	$58.3	$50.4

Net realized and change in unrealized gains (losses)	(3.4)	(17.8)	(2.8)	(40.5)

Net increase in net assets resulting from operations	$25.4	$5.7	$55.5	$9.9

(per share)* (1)

Net investment income on per average share basis	$0.44	$0.37	$0.89	$0.79

Net realized and change in unrealized gain (loss) per share	(0.05)	(0.28)	(0.04)	(0.63)

Earnings per share — basic	$0.39	$0.09	$0.85	$0.16

*	Totals may not foot due to rounding.
(1)	Based on the weighted average number of shares outstanding for the period presented.

SHARE REPURCHASE PROGRAM *

During the three months ended June 30, 2023, the Company repurchased 198,084 shares at a weighted average price per share of $11.60, inclusive of commissions, for a total cost of $2.3 million. This represent a discount of approximately 23.63% of the average net asset value per share for the three months ended June 30, 2023.

Since the inception of the share repurchase program and through August 1, 2023, the Company repurchased 15,593,120 shares at a weighted average price per share of $15.91, inclusive of commissions, for a total cost of $248.1 million, leaving a maximum of $26.9 million available for future purchases under the current Board authorization of $275 million.

*	Share figures have been adjusted for the 1-for-3 reverse stock split which was completed after market close on November 30, 2018.

LIQUIDITY

As of June 30, 2023, the Company’s outstanding debt obligations, excluding deferred financing cost and debt discount of $3.6 million, totaled $1.486 billion which was comprised of $350 million of Senior Unsecured Notes (the “2025 Notes”) which will mature on March 3, 2025, $125 million of Unsecured Notes (the “2026 Notes”) which will mature on July 16, 2026 and $1.0 billion outstanding under the multi-currency revolving credit facility (the “Facility”). As of June 30, 2023, $59.7 million in standby letters of credit were issued through the Facility. The available remaining capacity under the Facility was $634.2 million as of June 30, 2023, which is subject to compliance with a borrowing base that applies different advance rates to different types of assets in the Company’s portfolio.

On April 19, 2023, the Company amended and extended the Facility. Lender commitments under the Facility will remain $1.705 billion until December 22, 2024 and will decrease to $1.550 billion thereafter. The final maturity date was extended by over two years from December 22, 2025 to April 19, 2028. The primary benchmark applicable to U.S. dollars was changed from LIBOR to SOFR and the spread under the facility was changed from 2% to an all-in spread of 1.975% depending on the Gross Borrowing Base at the time. The covenants and representations and warranties the Company is required to comply with were also modified, but the remaining terms and conditions of the Facility remain substantially the same.

CONFERENCE CALL / WEBCAST AT 5:00 PM EDT ON AUGUST 2, 2023

The Company will host a conference call on Wednesday, August 2, 2023, at 5:00 p.m. Eastern Time. All interested parties are welcome to participate in the conference call by dialing (800) 343-4849 approximately 5-10 minutes prior to the call; international callers should dial (203) 518-9783. Participants should reference either MidCap Financial Investment Corporation Earnings or Conference ID: MFIC0802 when prompted. A simultaneous webcast of the conference call will be available to the public on a listen-only basis and can be accessed through the Events Calendar in the Shareholders section of our website at www.midcapfinancialic.com. Following the call, you may access a replay of the event either telephonically or via audio webcast. The telephonic replay will be available approximately two hours after the live call and through August 23, 2023, by dialing (800) 925-9941; international callers should dial (402) 220-5395. A replay of the audio webcast will also be available later that same day. To access the audio webcast please visit the Events Calendar in the Shareholders section of our website at www.midcapfinancialic.com.

SUPPLEMENTAL INFORMATION

The Company provides a supplemental information package to offer more transparency into its financial results and make its reporting more informative and easier to follow. The supplemental package is available in the Shareholders section of the Company’s website under Presentations at www.midcapfinancialic.com.

Our portfolio composition and weighted average yields as of June 30, 2023, March 31, 2023, December 31, 2022, September 30, 2022, and June 30, 2022 were as follows:

	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Portfolio composition, at fair value:
First lien secured debt	88%	89%	89%	87%	91%
Second lien secured debt	3%	3%	3%	4%	4%

Total secured debt	91%	92%	92%	91%	95%
Unsecured debt	0%	0%	—%	—%	—%
Structured products and other	2%	0%	0%	0%	0%
Preferred equity	1%	2%	2%	2%	1%
Common equity/interests and warrants	6%	6%	6%	7%	4%
Weighted average yields, at amortized cost (1):
First lien secured debt (2)	11.7%	11.4%	10.8%	9.6%	8.4%
Second lien secured debt (2)	14.2%	13.7%	13.2%	11.8%	11.7%
Total secured debt (2)	11.8%	11.4%	10.9%	9.6%	8.6%
Unsecured debt portfolio (2)	10.0%	10.0%	10.0%	—%	—%
Total debt portfolio (2)	11.8%	11.4%	10.9%	9.6%	8.6%
Total portfolio (3)	10.0%	9.7%	9.3%	8.0%	7.5%
Interest rate type, at fair value (4):
Fixed rate amount	$0.0 billion	$0.0 billion	$0.0 billion	$0.0 billion	$0.0 billion
Floating rate amount	$2.1 billion	$2.1 billion	$2.0 billion	$2.0 billion	$2.1 billion
Fixed rate, as percentage of total	0%	0%	0%	1%	1%
Floating rate, as percentage of total	100%	100%	100%	99%	99%
Interest rate type, at amortized cost (4):
Fixed rate amount	$0.0 billion	$0.0 billion	$0.0 billion	$0.0 billion	$0.0 billion
Floating rate amount	$2.1 billion	$2.1 billion	$2.0 billion	$2.0 billion	$2.1 billion
Fixed rate, as percentage of total	0%	0%	0%	1%	1%
Floating rate, as percentage of total	100%	100%	100%	99%	99%

(1)	An investor’s yield may be lower than the portfolio yield due to sales loads and other expenses.
(2)	Exclusive of investments on non-accrual status.
(3)	Inclusive of all income generating investments, non-income generating investments and investments on non-accrual status.
(4)

The interest rate type information is calculated using the Company’s corporate debt portfolio and excludes aviation, oil and gas, structured credit, renewables, shipping, commodities and investments on non-accrual status.

MIDCAP FINACIAL INVESTMENT CORPORATION

STATEMENTS OF ASSETS AND LIABILITIES

(In thousands, except share and per share data)

	June 30, 2023	December 31, 2022
	(Unaudited)
Assets
Investments at fair value:
Non-controlled/non-affiliated investments (cost — $2,065,378 and $2,019,573, respectively)	$2,007,346	$1,960,199
Non-controlled/affiliated investments (cost — $151,187 and $121,307, respectively)	79,338	49,141
Controlled investments (cost — $400,911 and $466,294, respectively)	322,603	388,780
Cash and cash equivalents	49,369	84,713
Foreign currencies (cost — $842 and $2,404, respectively)	828	2,378
Receivable for investments sold	2,857	3,100
Interest receivable	15,175	17,169
Dividends receivable	3,138	4,836
Deferred financing costs	21,856	13,403
Prepaid expenses and other assets	738	1,797

Total Assets	$2,503,248	$2,525,516

Liabilities
Debt	$1,482,515	$1,483,394
Payable for investments purchased	333	—
Distributions payable	—	24,217
Management and performance-based incentive fees payable	10,454	9,060
Interest payable	10,497	13,546
Accrued administrative services expense	1,801	748
Other liabilities and accrued expenses	5,971	6,445

Total Liabilities	$1,511,571	$1,537,410

Commitments and contingencies (Note 8)

Net Assets	$991,677	$988,106

Net Assets
Common stock, $0.001 par value (130,000,000 shares authorized; 65,253,275 and 65,451,359 shares issued and outstanding, respectively)	$65	$65
Capital in excess of par value	2,104,823	2,107,120
Accumulated under-distributed (over-distributed) earnings	(1,113,211)	(1,119,079)

Net Assets	$991,677	$988,106

Net Asset Value Per Share	$15.20	$15.10

MIDCAP FINACIAL INVESTMENT CORPORATION

STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Investment Income
Non-controlled/non-affiliated investments:
Interest income (excluding Payment-in-kind (“PIK”) interest income)	$61,826	$42,448	$121,846	$85,766
Dividend income	115	25	137	26
PIK interest income	339	414	668	645
Other income	1,034	276	2,969	1,579
Non-controlled/affiliated investments:
Interest income (excluding PIK interest income)	282	48	560	96
Dividend income	—	311	—	642
PIK interest income	32	19	60	38
Other income	—	—	—	—
Controlled investments:
Interest income (excluding PIK interest income)	4,547	9,101	9,036	18,215
Dividend income	—	—	—	—
PIK interest income	441	522	869	897
Other income	—	240	250	240

Total Investment Income	$68,616	$53,404	$136,395	$108,144

Expenses
Management fees	$4,334	$8,949	$8,598	$17,887
Performance-based incentive fees	6,120	1,396	12,316	2,439
Interest and other debt expenses	26,002	16,377	50,768	30,657
Administrative services expense	1,425	1,286	2,848	2,695
Other general and administrative expenses	2,236	2,206	4,492	4,571

Total expenses	40,117	30,214	79,022	58,249

Management and performance-based incentive fees waived	—	—	—	—
Performance-based incentive fee offset	—	(75)	(274)	(143)
Expense reimbursements	(351)	(228)	(686)	(342)

Net Expenses	$39,766	$29,911	$78,062	$57,764

Net Investment Income	$28,850	$23,493	$58,333	$50,380

Net Realized and Change in Unrealized Gains (Losses)
Net realized gains (losses):
Non-controlled/non-affiliated investments	$(161)	$314	$(1,038)	$1,071
Non-controlled/affiliated investments	—	—	—	—
Controlled investments	—	—	—	—
Foreign currency transactions	(4)	(22)	38	(2,800)

Net realized gains (losses)	(165)	292	(1,000)	(1,729)

Net change in unrealized gains (losses):
Non-controlled/non-affiliated investments	1,386	(11,315)	1,342	(12,970)
Non-controlled/affiliated investments	(916)	(3,490)	316	(7,100)
Controlled investments	(2,109)	(7,575)	(794)	(27,458)
Foreign currency translations	(1,641)	4,254	(2,661)	8,774

Net change in unrealized gains (losses)	(3,280)	(18,126)	(1,797)	(38,754)

Net Realized and Change in Unrealized Gains (Losses)	$(3,445)	$(17,834)	$(2,797)	$(40,483)

Net Increase (Decrease) in Net Assets Resulting from Operations	$25,405	$5,659	$55,536	$9,897

Earnings (Loss) Per Share — Basic	$0.39	$0.09	0.85	0.16

Important Information

Investors are advised to carefully consider the investment objective, risks, charges and expenses of the Company before investing. The prospectus dated April 12, 2023, which has been filed with the Securities and Exchange Commission (“SEC”), contains this and other information about the Company and should be read carefully before investing. An effective shelf registration statement relating to certain securities of the Company is on file with the SEC. Any offering may be made only by means of a prospectus and any accompanying prospectus supplement. Before you invest, you should read the base prospectus in that registration statement, the prospectus and any documents incorporated by reference therein, which the issuer has filed with the SEC, for more complete information about the Company and an offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov.

The information in the prospectus and in this announcement is not complete and may be changed. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Past performance is not indicative of, or a guarantee of, future performance. The performance and certain other portfolio information quoted herein represents information as of dates noted herein. Nothing herein shall be relied upon as a representation as to the future performance or portfolio holdings of the Company. Investment return and principal value of an investment will fluctuate, and shares, when sold, may be worth more or less than their original cost. The Company’s performance is subject to change since the end of the period noted in this report and may be lower or higher than the performance data shown herein.

About MidCap Financial Investment Corporation

MidCap Financial Investment Corporation (NASDAQ: MFIC) is a closed-end, externally managed, diversified management investment company that has elected to be treated as a business development company (“BDC”) under the Investment Company Act of 1940 (the “1940 Act”). For tax purposes, the Company has elected to be treated as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). The Company is externally managed by Apollo Investment Management, L.P., an affiliate of Apollo Global Management, Inc. and its consolidated subsidiaries, a high-growth global alternative asset manager. The Company’s investment objective is to generate current income and, to a lesser extent, long-term capital appreciation. The Company primarily invests in directly originated and privately negotiated first lien senior secured loans to privately held U.S. middle-market companies, which the Company generally defines as companies with less than $75 million in EBITDA, as may be adjusted for market disruptions, mergers and acquisitions-related charges and synergies, and other items. To a lesser extent, the Company may invest in other types of securities including, first lien unitranche, second lien senior secured, unsecured, subordinated, and mezzanine loans, and equities in both private and public middle market companies. For more information, please visit www.midcapfinancialic.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, including, but not limited to, statements as to our future operating results; our business prospects and the prospects of our portfolio companies; the impact of investments that we expect to make; our contractual arrangements and relationships with third parties; the dependence of our future success on the general economy and its impact on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; our expected financings and investments; the adequacy of our cash resources and working capital; and the timing of cash flows, if any, from the operations of our portfolio companies.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Statements regarding the following subjects, among others, may be forward-looking: the effects of the COVID-19 pandemic; changes in general economic conditions, including the impact of supply chain disruptions, or changes in financial markets, and the risk of recession; changes in the interest rate environment and levels of general interest rates and the impact of inflation; the return on equity; the yield on investments; the ability to borrow to finance assets; new strategic initiatives; the ability to reposition the investment portfolio; the market outlook; future investment activity; and risks associated with changes in business conditions and the general economy.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. Forward-looking statements are not predictions of future events. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are described in the Company’s filings with the SEC. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact

Elizabeth Besen

Investor Relations Manager

MidCap Financial Investment Corporation

212.822.0625

ebesen@apollo.com